EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         As independent certified public accountants of Bravo! Foods International Corp., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 2, 2004 in the Registration Statement (Form SB-2) to be filed with the Securities and Exchange Commission on or about June 3, 2004.

/s/ Lazar Levine & Felix LLP
Lazar Levine & Felix LLP